Exhibit 10(xiv)

AMENDED AND RESTATED

NORTHERN TRUST CORPORATION 2002 STOCK PLAN

(Effective as of January 1, 2008)

The Northern Trust Corporation 2002 Stock Plan (the “2002 Plan”) was adopted on February 19, 2002 and became effective as of April 16, 2002. The 2002 Plan was amended on February 17, 2004 and was amended and restated effective as of April 17, 2007. The amended and restated 2002 Plan was designated the “Amended and Restated Northern Trust Corporation 2002 Stock Plan.” The Amended and Restated Northern Trust Corporation 2002 Stock Plan is hereby further amended and restated generally effective as of January 1, 2008 (with such other effective dates as are noted herein) to comply with various changes in applicable law, including the American Jobs Creation Act of 2004.

1.	Purpose. The purpose of the Plan is to promote the growth and profitability of the Corporation and its Subsidiaries by (a) encouraging outstanding individuals to accept or continue employment with the Corporation and its Subsidiaries or to serve as Directors of the Corporation, and (b) providing those persons with incentive compensation opportunities in the form of Stock Options and other Awards based on the value or increase in the value of shares of Common Stock of the Corporation, thereby aligning their interests with those of the Corporation’s stockholders.

2.	Administration.

(a)	The Committee shall administer the Plan, except as otherwise determined by the Board. The Committee shall consist of at least two (2) Directors as the Board may designate from time to time. Notwithstanding anything to the contrary contained herein, membership of the Committee shall be limited to Board members who meet the “non–employee director” definition in Rule 16b-3 under Section 16 of the Exchange Act and the “outside director” definition under Section 162(m) of the Code and the regulations thereunder.

(b)	The Committee shall have full power and authority to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement entered into under the Plan, and to make all other determinations that may be necessary or desirable for the administration of the Plan. Any interpretation of the Plan by the Committee shall be final and binding on all persons.

(c)	The Committee may delegate the administration of the Plan, in whole or in part, on such terms and conditions as it may impose, to such other person or persons as it may determine in its discretion, except with respect to Awards to officers subject to Section 16 of the Exchange Act or officers who are or may be Covered Employees and except to the extent prohibited by applicable law or the applicable rules of a stock exchange.

3.	Participants.

(a)	Participants shall consist of Directors and Employees whom the Committee may designate from time to time to receive Awards under the Plan. Awards may be granted to Participants who are or were previously Participants under this or other plans of the Corporation or any Subsidiary and, with the agreement of the Participant, may be granted in substitution, exchange or cancellation of any rights or benefits then or theretofore held under this or other plans of the Corporation or any Subsidiary. The Corporation may continue to award bonuses and other compensation to Participants under other programs now in existence or hereafter established.

(b)	The Committee shall have the authority to amend the Plan or the terms and conditions relating to an Award to the extent necessary or appropriate to comply with applicable law, regulation or accounting rules in order to permit Employees who are located outside of the United States to participate in the Plan.

4.	Awards.

(a)	The following types of Awards may be granted under the Plan, either alone or in combination with other Awards: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Performance Shares, (iv) Stock Awards and (v) Stock Units.

(b)	The Committee may, in its discretion, provide that any Award granted under the Plan shall be subject to the attainment of performance goals in order to qualify such Award as “performance-based compensation” within the meaning of Section 162(m) of the Code. Performance goals may be based on one or more business criteria, including, but not limited to: (i) return on equity, (ii) earnings or earnings per share, (iii) Common Stock price, (iv) return on assets, (v) return on investment, (vi) net income, (vii) expense management, (viii) credit quality, (ix) revenue growth, or (x) operating leverage. Corporate performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Committee. In addition, corporate performance goals may be adjusted for any events or occurrences (including extraordinary charges, losses from discontinued operations, restatements and accounting charges, and other unplanned special charges such as restructuring expenses, acquisition expenses and strategic loan loss provisions) as may be determined by the Committee. Corporate performance goals may be particular to one or more business units, lines of business or Subsidiaries or may be based on the performance of the Corporation as a whole. The corporate performance goals and the performance targets established thereunder by the Committee may be identical for all Participants for a given performance period or, at the discretion of the Committee, may differ among such Participants.

5.	Shares Issuable Under the Plan.

(a)	An aggregate of 40,000,000 shares of Common Stock, consisting of authorized but unissued shares or treasury shares, may be issued under the Plan from and after the date of its initial adoption. Such aggregate number of shares shall be adjusted in accordance with the provisions of Section 11 of the Plan.

(b)	The maximum number of shares of Common Stock as to which a Participant may receive Stock Options or Stock Appreciation Rights in any calendar year is 500,000, as such number shall be adjusted in accordance with the provisions of Section 11 of the Plan. The maximum number of shares for Awards (other than Stock Options and Stock Appreciation Rights) intended to qualify as “performance-based compensation” in accordance with Section 4(b) of the Plan that may be granted to any Participant in any calendar year is 150,000, as such number shall be adjusted in accordance with the provisions of Section 11 of the Plan. The maximum number of shares of Common Stock issuable under the Plan as Incentive Stock Options is 22,000,000, as such number shall be adjusted in accordance with the provisions of Section 11 of the Plan. The maximum number of shares of Common Stock available for Awards other than Stock Options or Stock Appreciation Rights after April 17, 2007 is 10,000,000, as such number shall be adjusted in accordance with the provisions of Section 11 of the Plan.

(c)	Any shares of Common Stock subject to an Award may thereafter be subject to a new Award under the Plan if there is a lapse, cancellation, forfeiture, surrender, expiration or termination of any such prior Award, or if shares are issued under such Award and thereafter are reacquired by the Corporation pursuant to rights reserved by the Corporation upon issuance thereof.

(d)	A share of Common Stock subject to a Stock Option and its related Stock Appreciation Right shall only be counted once for purposes of this Section 5.

6.	Stock Options. The Committee may, in its discretion, grant Stock Options under the Plan to any Participant hereunder. Each Stock Option granted hereunder shall be subject to such terms and conditions as the Committee may determine at the time of grant, the general provisions of the Plan, the terms and conditions of the applicable Stock Option Agreement, and the following specific rules:

(a)	Stock Options granted to a Participant under the Plan shall be governed by a Stock Option Agreement, which shall specify such terms and conditions, not inconsistent with the terms and conditions of the Plan, as the Committee shall determine.

(b)	Stock Options shall consist of options to purchase Common Stock at exercise prices not less than 100% of the Fair Market Value thereof on the date the Stock Options are granted.

(c)	Stock Options shall be exercisable for such period as specified by the Committee, but in no event may Stock Options be exercisable for a period of more than ten years after their date of grant,

(d)	In addition to the general terms and conditions set forth in this Section 6 in respect of Stock Options granted under the Plan, Incentive Stock Options granted under the Plan shall be subject to the following additional terms and conditions: (i) the exercise price of each Incentive Stock Option shall be at least 100% of the Fair Market Value of the Common Stock subject to such Incentive Stock Option on the date of grant; (ii) Incentive Stock Options shall be exercisable not later than ten years after the date of grant; (iii) in the case of an Incentive Stock Option granted to a Participant who, at the time of grant, owns (as determined under Section 424(d) of the Code) stock of the Corporation or its Subsidiaries possessing more than 10% of the total combined voting power of all classes of stock of any such corporation, the exercise price shall be at least 110% of the Fair Market Value of the Common Stock subject to the Incentive Stock Option at the time it is granted, and the Incentive Stock Option, by its terms, shall not be exercisable after the expiration of five (5) years from the date of its grant; and (iv) the aggregate Fair Market Value (determined with respect to each Incentive Stock Option as of the time such Incentive Stock Option is granted)of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all Incentive Stock Option plans of the Corporation and its Subsidiaries) shall not exceed $100,000.

(e)	Stock Options may provide that they may be exercised by payment of the exercise price (i) in cash, (ii) by the Corporation’s withholding a portion of the shares of Common Stock otherwise distributable to the Participant, (iii) by the Participant’s actual delivery of previously acquired shares of Common Stock that are acceptable to the Committee, (iv) by certification of ownership by attestation of such previously acquired shares, (v) by delivery of a properly executed notice of exercise, together with irrevocable instructions to a broker or similar third party to deliver promptly to the Corporation the amount of sale proceeds from the sale of the option shares to pay the exercise price and any withholding taxes due to the Corporation, or (vi) by any other method of payment as the Committee, in its discretion, deems appropriate. In the event that the exercise price of a Stock Option is paid in whole or in part by the withholding or delivery of shares of Common Stock pursuant to clause (ii), (iii) or (iv) above, the number of shares so withheld or delivered shall be the number of shares having an aggregate Fair Market Value equal to the exercise price, or portion thereof, so paid.

(f)

If a Participant delivers shares of Common Stock to pay all or a part of the exercise price of a Stock Option, or uses shares of Common Stock to satisfy any federal, state or local tax withholding requirements, the Participant may receive, at the discretion of the Committee, an additional Stock Option (“Replacement Option”)

equal to the sum of the number of shares delivered in payment of the exercise price and the number of shares used to pay withholding taxes. A Replacement Option shall have a term that shall not extend beyond the term of the Stock Option to which it relates and shall have an exercise price equal to the Fair Market Value of the Common Stock on the grant date of the Replacement Option. Replacement Options may be subject to such other terms and conditions, not inconsistent with the terms and conditions of the Plan, as the Committee shall determine. Replacement Options may be granted in connection with the exercise of Stock Options granted under this Plan or any other plan of the Corporation.

(g)	The Committee may prescribe such other terms and conditions applicable to Stock Options granted to a Participant under the Plan that are neither inconsistent with nor prohibited by the Plan or any Stock Option Agreement.

7.	Stock Appreciation Rights. The Committee may, in its discretion, grant a Stock Appreciation Right under the Plan to the holder of any Stock Option granted hereunder. Each Stock Appreciation Right granted hereunder shall be subject to such terms and conditions as the Committee may determine at the time of grant, the general provisions of the Plan, the terms and conditions of the applicable Stock Appreciation Right Agreement, and the following specific rules:

(a)	Stock Appreciation Rights granted to a Participant under the Plan shall be governed by a Stock Appreciation Right Agreement, which shall specify such terms and conditions, not inconsistent with the terms and conditions of the Plan, as the Committee shall determine.

(b)	A Stock Appreciation Right may be granted in connection with a Stock Option at the time of the grant of the Stock Option or at any time thereafter up to six months prior to the expiration of the Stock Option.

(c)	Each Stock Appreciation Right will entitle the holder to elect to receive, in lieu of exercising the Stock Option to which it relates, an amount (payable in cash or in shares of Common Stock of the Corporation, or a combination thereof, determined by the Committee and set forth in the related Stock Appreciation Right Agreement) of up to 100% (or such lesser percentage as determined by the Committee and set forth in the related Stock Appreciation Right Agreement) of the excess of (i) the Fair Market Value per share of Common Stock on the date of exercise of such Stock Appreciation Right, multiplied by the number of shares of the Common Stock with respect to which the Stock Appreciation Right is being exercised, over (ii) the aggregate exercise price under the terms of the related Stock Option for such number of shares.

(d)	Each Stock Appreciation Right will be exercisable at the time and to the extent that the Stock Option to which it relates is exercisable, provided that no Stock Appreciation Right shall be exercisable during the first six months following the date of its grant. The exercise price of a Stock Appreciation Right shall in no event be less than 100% of the value of a share of Common Stock on the date the Stock Appreciation Right is granted.

(e)	Upon exercise of a Stock Appreciation Right, the Stock Option (or portion thereof) with respect to which such Stock Appreciation Right is exercised and any other Stock Appreciation Rights with respect to such Stock Option (or portion thereof) shall be surrendered to the Corporation and shall not thereafter be exercisable.

(f)	Exercise of a Stock Appreciation Right will reduce the number of shares of Common Stock purchasable pursuant to the related Stock Option and available under the Plan to the extent of the total number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised.

(g)	The Committee may prescribe such other terms and conditions applicable to Stock Appreciation Rights granted to a Participant under the Plan that are neither inconsistent with nor prohibited by the Plan or any Stock Appreciation Right Agreement.

8.	Performance Shares. The Committee may, in its discretion, grant Performance Shares under the Plan to any Participant hereunder. Each Performance Share granted hereunder shall be subject to such terms and conditions as the Committee may determine at the time of grant, the general provisions of the Plan, the terms and conditions of the related Performance Share Agreement, and the following specific rules:

(a)	Performance Shares granted to a Participant under the Plan shall be governed by a Performance Share Agreement, which shall specify such terms and conditions, not inconsistent with the terms and conditions of the Plan, as the Committee shall determine.

(b)	With respect to each performance period, the Committee shall establish such performance goals relating to one or more of the business criteria identified in Section 4(b) of the Plan.

(c)	With respect to each performance period, the Committee shall establish targets for Participants for achievement of performance goals. No later than two and one-half months following the calendar year in which a performance period ends, the Committee shall determine the extent to which performance goals for that performance period have been achieved and shall credit as of the end of such performance period Performance Shares to the accounts of Participants for whom targets were established, in accordance with the terms of the applicable Performance Share Agreements.

(d)	The Committee may prescribe such other terms and conditions applicable to Performance Shares granted to a Participant under the Plan that are neither inconsistent with nor prohibited by the Plan or any Performance Share Agreement.

9.	Stock Awards. The Committee may, in its discretion, grant, or sell for such amount of cash, Common Stock or such other consideration as the Committee deems appropriate (which amount may be less than the Fair Market Value of the Common Stock on the date of grant or sale), shares of Common Stock under the Plan to any Participant hereunder. Each share of Common Stock granted or sold hereunder shall be subject to such restrictions, conditions and other terms as the Committee may determine at the time of grant or sale, the general provisions of the Plan, the restrictions, terms and conditions of the related Stock Award Agreement, and the following specific rules:

(a)	Shares of Common Stock issued to a Participant under the Plan shall be governed by a Stock Award Agreement, which shall specify whether the shares of Common Stock are granted or sold to the Participant and such other provisions, not inconsistent with the terms and conditions of the Plan, as the Committee shall determine.

(b)	The Corporation shall issue, in the name of the Participant, stock certificates representing the total number of shares of Common Stock granted or sold to the Participant, as soon as may be reasonably practicable after such grant or sale, which shall be held by the Secretary of the Corporation as provided in subsection (e) hereof.

(c)	Subject to the provisions of subsection (b) hereof, and the restrictions set forth in the related Stock Award Agreement, the Participant receiving a grant of or purchasing Common Stock shall thereupon be a stockholder with respect to all of the shares represented by such certificate or certificates and shall have the rights of a stockholder with respect to such shares, including the right to vote such shares and to receive dividends and other distributions paid with respect to such shares.

(d)	The Committee, in its discretion, shall have the power to accelerate the date on which the restrictions contained in any Stock Award Agreement shall lapse with respect to any or all shares of Common Stock granted or sold under the Plan.

(e)	The Secretary of the Corporation shall hold the certificate or certificates representing shares of Common Stock issued under this Section 9 of the Plan on behalf of each Participant who holds such shares, whether by grant or sale, until such time as the Common Stock is forfeited, resold to the Corporation, or the restrictions lapse.

(f)	The Committee may prescribe such other restrictions, terms and conditions applicable to the shares of Common Stock issued to a Participant under the Plan that are neither inconsistent with nor prohibited by the Plan or any Stock Award Agreement, including, without limitation, terms providing for a lapse of the restrictions of this Section 9 or in any Stock Award Agreement, in installments.

(g)	Notwithstanding the provisions of subsections (b) and (e) above, the Corporation, in lieu of issuing stock certificates, may reflect the issuance of shares of Common Stock to a Participant on a non–certificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Corporation’s transfer agent; provided, however that following the lapse of all restrictions with respect to the shares granted or sold to a Participant, the Corporation, upon the written request of the Participant, shall issue, in the name of the Participant, stock certificates representing such shares.

10.	Stock Units. The Committee may, in its discretion, award Stock Units under the Plan to Participants hereunder. Each Stock Unit granted hereunder shall be subject to such terms and conditions as the Committee may determine at the time of grant, the general provisions of the Plan, the terms and conditions of the applicable Stock Unit Agreement and the following specific rules:

(a)	Grants of Stock Units to a Participant under the Plan shall be governed by a Stock Unit Agreement, which shall specify such terms and conditions, not inconsistent with the terms and conditions of the Plan, as the Committee shall determine.

(b)	Stock Units shall be denominated in an equal number of shares of Common Stock of the Corporation, as determined by the Committee, and shall be payable either in shares of Common Stock or in cash, as provided in the Stock Unit Agreement.

(c)	Any Stock Unit may provide that the Participant shall receive, on the date of payment of any dividend on Common Stock occurring during the period preceding payment of the Award, an amount in cash equal in value to the dividends that the Participant would have received had he been the actual owner of the number of shares of Common Stock designated by the Committee at the time of the Award.

(d)	The Corporation’s obligation to make payments or distributions with respect to Stock Units shall not be funded or secured in any manner.

(e)	The Committee may prescribe such other terms and conditions applicable to Stock Units granted to a Participant under the Plan that are neither inconsistent with nor prohibited by the Plan or any Stock Unit Agreement.

11.

Adjustment. ln the event of any reorganization, recapitalization, stock split, stock distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Corporation or any similar corporate transaction, the Committee or the Board shall make such adjustments as are necessary and appropriate to preserve the benefits or intended benefits of the Plan and Awards granted under the Plan. Such adjustments may include: (a) adjustment in the number and kind of shares reserved for issuance under the Plan; (b) adjustment in the number and kind of shares covered by outstanding Awards; (c) adjustment in the exercise price of outstanding Stock Options and SARs or the price of other Awards under the Plan; (d) adjustments to any of the shares limitations set forth in Section 5 of the Plan; and (e) any other changes that the Committee or the Board determine to be equitable under the circumstances.

12.	Nontransferability. Except as provided below, each Award granted under the Plan to a Participant shall not be transferable by the Participant other than by will or the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant or, in the event of disability, by the Participant’s personal representative. In the event of the death of a Participant during employment or prior to the termination, expiration, cancellation or forfeiture of any Award held by the Participant hereunder, each Award theretofore granted to the Participant shall be exercisable or payable to the extent provided therein but no later than five years after his death and then only:

(a)	by or to the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant’s rights under the Award shall pass by will or the laws of descent and distribution or as provided in the Award Agreement; and

(b)	to the extent set forth in the Award Agreement.

Notwithstanding the foregoing, the Committee may set forth in the Stock Option Agreement for a Non-Qualified Stock Option, at the time of grant or thereafter, that the Non-Qualified Stock Option may be transferred by the Participant, subject to such terms and conditions as may be established by the Committee.

13.	Change in Control.

(a)	The Committee may, in its discretion, at the time an Award is made hereunder or at any time prior to a Change in Control of the Corporation, provide for the acceleration of any time periods relating to the exercise or realization of such Awards so that such Awards may be exercised or realized as of the date of a Change in Control of the Corporation, including specifically that as of such date: (i) all outstanding Stock Options and Stock Appreciation Rights shall become fully vested and exercisable; (ii) all performance goals under any Award shall be deemed fully achieved; (iii) all outstanding Performance Shares shall become fully vested and distributable; (iv) all restrictions on outstanding Stock Awards shall lapse; and (v) all restrictions on outstanding Stock Units shall lapse and such Stock Units shall become fully vested and, in the case of Stock Units that are not subject to Code Section 409A, distributable. The Committee may, in its discretion, include such further provisions and limitations in the Award Agreement as it may deem equitable and in the best interests of the Corporation.

Provisions for acceleration and any further provisions and limitations included by the Committee pursuant to this subsection (a) must satisfy the requirements of Code Section 409A and applicable regulations and other guidance promulgated thereunder so as to avoid the income tax, interest and penalty provisions of Section 409A.

(b)	A “Change in Control” shall be deemed to have occurred if:

(i)	any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing 20% or more of the combined voting power of the Corporation’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

(ii)	the election to the Board of Directors of the Corporation, without the recommendation or approval of two-thirds of the incumbent Board of Directors of the Corporation, of the lesser of: (A) three directors; or (B) directors constituting a majority of the number of directors of the Corporation then in office, provided, however, that directors whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation will not be considered as incumbent members of the Board of Directors of the Corporation for purposes of this section; or

(iii)

there is consummated a merger or consolidation of the Corporation or any direct or indirect subsidiary of the Corporation with any other company, other than (A) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), at least 60% of the combined voting power of the securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing 20% or more of the combined voting power of the Corporation’s then outstanding securities; or

(iv)	the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such sale.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.

For purposes of the foregoing, the following definitions shall apply:

“Affiliate” shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act; “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities with respect to which such Person has properly filed a form 13-G; “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time; and “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Corporation or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefits plan of the Corporation or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

14.	Other Provisions.

(a)	Any Award under the Plan shall be subject to other provisions as the Committee determines, including, without limitation, provisions for the installment purchase of Common Stock under Stock Options, provisions to assist the Participant in financing the acquisition of Common Stock, provisions for the forfeiture of, or restrictions on resale or other disposition of shares acquired under any Award, provisions to comply with Federal or state securities laws and stock exchange requirements, provisions permitting acceleration of exercise or the lapse of restrictions in the event of death, disability or retirement, understandings or conditions as to the Participant’s employment in addition to those specifically provided for under the Plan, provisions for the forfeiture of Awards in the event of breach of noncompetition or confidentiality agreements during or following termination of employment, provisions permitting the deferral of the receipt of Awards for such period and upon such terms and conditions as the Committee shall determine, provisions giving the Corporation the right to repurchase shares acquired under any Award in the event the Participant elects to dispose of such shares, provisions requiring the achievement of specified performance goals, and provisions permitting acceleration of exercise upon the occurrence of specified events or otherwise in the discretion of the Committee. Notwithstanding anything herein or in any Award Agreement to the contrary, provisions permitting the deferral of the receipt of Awards must satisfy the requirements of Code Section 409A and applicable regulations and guidance promulgated thereunder, including without limitation all deadlines for deferral elections, so as to avoid the income tax, interest and penalty provisions of Section 409A.

(b)	An Award that is subject to Code Section 409A shall not be distributable on account of retirement or termination of employment, unless the individual incurs a Separation from Service.

(c)

An Award that would otherwise be distributed to a Participant in a given calendar year may be delayed to the extent that the Committee reasonably anticipates that if the payment were made as scheduled the Corporation’s deduction with respect to such payment would not be permitted due to the application of Code Section 162(m). Awards not paid as a result of the above limitation shall be paid in the earlier of (i) the Corporation’s first taxable year in which the Committee reasonably anticipates that if the payment is made during such year the deduction of such payment will not be barred by application of Section 162(m), or (ii) the period beginning with the date of the Participant’s Separation from Service and ending on the the later of the last day of the taxable year of the Corporation in which the Participant incurs a Separation from Service or the 15th day of the third month following the Participant’s Separation from Service.

(d) (i)	Anything in the Plan to the contrary notwithstanding, including without limitation Section 14(c) and Supplement A hereto, if as of the date a Participant incurs a Separation from Service, the Participant is a Key Employee, any distribution of an Award that is subject to the provisions of Code Section 409A to such Participant due to such Separation from Service that would otherwise be made during the six months following such Separation from Service shall be made on the date that is six months and one day following such Separation from Service.

(ii)	“Key Employee” means a Participant who is a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i). The Corporation’s Key Employees shall be identified annually pursuant to Section 14(c)(iii).

(iii)	The Specified Employee Identification Date as defined in Treas. Reg. §1.409A-1(i)(3), to be used in determining Key Employees of the Corporation shall be September 30 of any calendar year. The January 1 of the calendar year next following that calendar year shall be the Specified Employee Effective Date, as defined in Treas. Reg. §1.409A-1(i)(4), for Participants identified as Key Employees on the immediately preceding Specified Employee Identification Date. Participants identified as Key Employees on a Specified Employee Identification Date (September 30) shall be treated as Key Employees under the Plan for the 12-month period beginning on the Specified Employee Effective Date (January 1) next following such Specified Employee Identification Date.

15.	Taxes. The Corporation shall have the right to deduct from any payment to be made under the Plan the amount of any taxes required by law to be withheld from such payment, or to require a Participant to pay to the Corporation such amount required to be withheld prior to the issuance or delivery of any shares of Common Stock or the payment of any cash in connection with any Award under the Plan. The Committee may, in its discretion and subject to such rules as it may adopt, permit a Participant to elect to satisfy such withholding obligations through cash payment by the Participant, the surrender of shares of Common Stock acceptable to the Committee which the Participant already owns or through the surrender of shares of Common Stock which the Participant is otherwise entitled to receive under the Plan.

16.	Amendment, Suspension or Termination of Plan. The Board may at any time amend, suspend or terminate the Plan as it deems advisable and in the best interests of the Corporation; provided, that no amendment, suspension or termination shall adversely affect the right of any Participant under any outstanding Award in any material way without the written consent of the Participant, unless such amendment, suspension or termination is required by applicable law. No amendment of the Plan shall be made without stockholder approval if stockholder approval is required by law, regulation or stock exchange rule. Anything in this Section 16 or elsewhere in the Plan to the contrary notwithstanding:

(a)	the Plan may be amended in any manner necessary to ensure that the Plan complies in all applicable respects with Code Section 409A; and

(b)	the Plan may not be amended in any manner that would cause the Plan to fail to comply in any applicable respect with Code Section 409A.

17.	No Contract of Employment. Neither the adoption of the Plan nor the grant of any Award under the Plan shall be deemed to obligate the Corporation or any Subsidiary to continue the employment of any Participant for any particular period, nor shall the granting of an Award constitute a request or consent to postpone the retirement date of any Participant.

18.	Effective Date.

(a)	The Plan was adopted by the Board on February 19, 2002 and became effective as of April 16, 2002 upon approval by the Corporation’s stockholders at the 2002 annual meeting of stockholders.

(b)	Notwithstanding anything to the contrary contained herein, no Awards shall be granted under the Plan on or after April 16, 2012.

19.	Applicable Law. All questions pertaining to the validity, construction and administration of the Plan and all Awards granted under the Plan shall be determined in conformity with the laws of the State of Illinois, without regard to the conflict of law provisions of any state, and, in the case of Incentive Stock Options, Section 422 of the Code and regulations issued thereunder.

20.	Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a)	“Award” shall mean any award or benefit granted under the Plan, including, without limitation, Stock Options, Stock Appreciation Rights, Performance Shares, Stock Awards and Stock Units. Awards subject to this amended and restated Plan shall include Awards granted prior to January 1, 2008 that were not earned and vested prior to January 1, 2005, and were not distributed prior to January 1, 2008.

(b)	“Award Agreement” shall mean, as applicable, a Stock Option Agreement, Stock Appreciation Agreement, Performance Share Agreement, Stock Award Agreement, Stock Unit Agreement or such other agreement evidencing an Award granted under the Plan.

(c)	“Board” shall mean the Board of Directors of the Corporation.

(d)	“Change in Control” shall have the meaning set forth in Section 13(b) of the Plan.

(e)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(f)	“Committee” shall mean the Compensation and Benefits Committee of the Board or such other committee of the Board as maybe designated by the Board from time to time to administer the Plan.

(g)	“Common Stock” shall mean the Common Stock, par value $1.66 2/3 per share, of the Corporation.

(h)	“Corporation” shall mean Northern Trust Corporation, a Delaware corporation.

(i)	“Covered Employee” shall mean “covered employee” as that term is defined in Section 162(m) of the Code or any successor provision.

(j)	“Director” shall mean a director of the Corporation.

(k)	“Employee” shall mean an employee of the Corporation or any Subsidiary; it being understood that an Award (other than an Incentive Stock Option) may be granted in connection with the hiring of a person prior to the date the person becomes an employee of the Corporation or any Subsidiary, provided that such Award shall not vest prior to the commencement of employment.

(l)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(m)	“Fair Market Value” shall mean the fair market value of the Common Stock, as determined by the Committee.

(n)	“Incentive Stock Option” shall mean an option granted under Section 6 of the Plan that meets the requirements of Section 422(b)of the Code or any successor provision.

(o)	“Non-Qualified Stock Option” shall mean an option granted under Section 6 of the Plan that is not an Incentive Stock Option.

(p)	“Participant” shall mean any Employee or Director selected to receive an Award.

(q)	“Performance Share” shall mean a grant of a right to receive shares of Common Stock under Section 8 of the Plan.

(r)	“Plan” shall mean the Amended and Restated Northern Trust Corporation 2002 Stock Plan, as amended and restated effective as of January 1, 2008. The Plan consists of two plans for purposes of Code Section 409A, one for Awards granted to individuals in their capacity as Employees and one for Awards granted to individuals in their capacity as Directors.

(s)	“Replacement Option” shall mean an option granted under Section 6(f) of the Plan.

(t)	“Separation from Service,” in the case of Awards made to an individual in his capacity as an Employee, shall mean that a Participant dies, retires or otherwise has a termination of employment with the Corporation. A termination of employment will be deemed to occur when the Corporation and the Participant reasonably anticipate that the level of bona fide services the Participant will perform for the Corporation (as an Employee or independent contractor, but not as a director) after a certain date will permanently decrease to less than 50 percent of the average level of bona fide services performed by the Participant for the Corporation (as an Employee or independent contractor, but not as a director) in the immediately preceding 36 months (or the full period of the Participant’s services to the Corporation if the Participant has been providing services to the Corporation for less than 36 months), determined in accordance with Treas. Reg. Sec. 1.409A-1(h). The employment relationship will be treated as continuing intact while the Participant is on a bona fide leave of absence (determined in accordance with Treas. Reg. Sec. 409A-1(h)) but (i) only if there is a reasonable expectation that the Participant will return to active employment status, and (ii) only to the extent that such leave of absence does not exceed 6 months, or, if longer, for so long as the Participant has a statutory or contractual right to reemployment. For purposes of this Section 20(t), references to the Corporation shall include the Corporation and any person with whom the Corporation is considered to be a single employer under Section 414(b) of the Code and all persons with whom the Corporation would be considered a single employer under Code Section 414(c) substituting 50% for the 80% standard that would otherwise apply. For purposes of determining whether an Employee has incurred a Separation from Service under this Plan with respect to Awards made to him as an Employee, his services as a Director shall be disregarded. Separation from Service in the case of Awards made to an individual in his capacity as a Director shall mean the date on which the Director dies or otherwise terminates his or her membership on the Board. For purposes of determining whether a Director has incurred a Separation from Service under this Plan with respect to Awards made to him as a Director, his services as an Employee shall be disregarded.

(u)	“Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.

(v)	“Stock Award” shall mean a grant of shares of Common Stock under Section 9 of the Plan.

(w)	“Stock Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option granted under Section 6 of the Plan.

(x)	“Stock Unit” shall mean a grant of a right to receive shares of Common Stock or cash under Section 10 of the Plan.

(y)	“Subsidiary” shall mean any entity that is directly or indirectly controlled by the Corporation or any entity in which the Corporation has a significant equity or other interest, as determined by the Committee in its discretion.

21.	The Stock Options, Stock Appreciation Rights, Performance Shares and Stock Awards granted under the Plan are intended to be exempt from, and the Stock Units granted under the Plan are intended to comply in all applicable respects with, the requirements of Code Section 409A, and the Plan shall be construed and administered so as to cause such Awards to be exempt from or comply with that Code section, respectively, as applicable.

SUPPLEMENT A

AMENDED AND RESTATED

NORTHERN TRUST CORPORATION 2002 STOCK PLAN

MODIFICATION OF “APPLICABLE DATE” UNDER CERTAIN EMPLOYEE

STOCK UNIT AGREEMENTS ISSUED IN YEARS 2002 THROUGH 2008.

This Supplement A applies to Stock Unit Awards granted prior to January 1, 2009, that have not been distributed prior to that date (other than Stock Units that were earned and vested on or before December 31, 2004). Supplement A is adopted pursuant to the authority reserved to the Executive Vice President of Human Resources. Capitalized terms as used herein shall be defined in the same manner as in the relevant Stock Unit Agreement.

1.

In the case of Stock Units (other than Stock Units granted pursuant to a performance stock unit grant, which are referred to as “Performance Stock Units”) that become vested upon the last day of a vesting period (“vesting date”) specified in the relevant Stock Unit Agreement, the Applicable Date on which the Stock Units are to be distributed shall be the vesting date, provided that such Stock Units shall be treated as distributed on such date if they are distributed no later than the last day of the calendar year in which such vesting date occurs, or, if later, by the 15 th day of the third calendar month after such vesting date occurs, subject to and in accordance with the provisions of Treas. Reg. Sec. 1.409A-3(d), including without limitation the requirement that the employee shall in no event have the right directly or indirectly to designate the taxable year of payment.

2.	In the case of Stock Units (other than Performance Stock Units) that become vested and distributable prior to the expiration of the vesting period described in the relevant Stock Unit Agreement upon an individual’s Death, Retirement, Disability or termination of employment in certain limited circumstances specified in the agreement (“distribution event”), subject to Section 14 of the Plan, the Applicable Date shall be, and distribution shall be made, as soon as practicable after the distribution event, but in no event later than 90 days after such distribution event, subject to and in accordance with the provisions of Treas. Reg. Sec. 1.409A-3(a), including without limitation the requirement that the employee shall in no event have the right directly or indirectly to designate the taxable year of payment.

3.	In the case of Stock Units (other than Performance Stock Units) that become vested, prior to the end of the vesting period specified in the relevant Stock Unit Agreement, pursuant to an exercise of Committee discretion permitted under the Stock Unit Agreement, rather than on account of an event described in item 2, a Participant shall not be entitled to a distribution of the Participant’s vested Stock Units solely as a result of such vesting. Instead, such Stock Units shall be distributed upon such date or event as such Stock Units would have been distributed in the absence of such discretionary vesting.

4.	In the case of an individual whose Stock Units are mandatorily deferred on account of the limitations of Code Section 162(m), the date of distribution shall be determined in accordance with Section 14(c) and (d) in lieu of Paragraph 9 of each such applicable Stock Unit Agreement.

5.	Performance Stock Units, other than those that become vested upon a Change in Control, shall be distributed no later than two and a half months after the end of the calendar year in which the performance period ends.

6.	Performance Stock Units that become vested upon a Change in Control as defined in the relevant Performance Stock Unit Agreement, shall be distributed upon the date of such Change in Control.

7.	In the case of Stock Units (other than Performance Stock Units), a Participant shall not be entitled to a distribution of the Participant’s vested Stock Units solely as a result of the occurrence of a Change in Control as defined in the Plan. Instead, any Stock Units that are vested at the time of, or as a result of, a Change in Control shall be distributed only upon the date, or the occurrence of the event upon which distribution would have been made in the absence of a Change in Control.